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                                                                  EXHIBIT 10.14A

                             FIFTH AMENDMENT TO THE
                             LEVEL 8 SYSTEMS, INC.
                               STOCK OPTION PLAN

         THIS FIFTH AMENDMENT is made as of the 22nd day of June 2001, by Level 8 Systems, Inc., a corporation organized and existing under the laws of the State of New York (hereinafter called the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Level 8 Systems, Inc. 1997 Stock Option Plan (the "Plan").

         WHEREAS, the Company wishes to amend the Plan to increase the number of shares reserved for issuance under the Plan.

         WHEREAS, the Company wishes to amend the Plan to increase the number of shares that each participant of the Plan may receive during the course of a fiscal year.

         WHEREAS, the Company now authorizes the Committee to issue at its discretion an award comprised of Company stock.

         NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the 22nd day of June, 2001, as follows:

1. By deleting the third full sentence in Section 2.5 in its entirety and by substituting therefor the following:

         "Notwithstanding the foregoing, with respect to grants of Options or Awards to non-employee directors and any action hereunder relating to Options or Awards held by non-employee directors, the Committee shall mean the Board."

2. By deleting Section 2.7 in its entirety and by substituting therefor the following:

         "2.7 `Consultant' means any advisor or consultant to the Company or its Subsidiaries who is eligible pursuant to Article V to be granted Options or Awards under this Plan. The term `Consultant' shall also include any former advisor or consultant to the Company."

3. By deleting Section 2.10 in its entirety and by substituting therefor the following:

         "2.10 `Eligible Employee' shall mean the employees of the Company and its Subsidiaries who are eligible pursuant to Article V to be granted Options or Awards under this Plan."

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4.       By deleting Section 2.16 in its entirety and by substituting therefor the following:

         "2.16 `Participant' shall mean the following persons to whom an Option or Award has been granted pursuant to this Plan: Eligible Employees and Consultants of the Company or its Subsidiaries and non-employee directors of the Company."

5.       By adding the following new Section 2.19A:

         "2.19A `Stock Award' or `Award' shall mean a stock award described in
Article VIA."

6.       By adding the following new Section 2.19B:

         "2.19B `Stock Award Agreement' shall mean an agreement between the Company and a Participant or other documentation evidencing a Stock Award."

7.       By adding the following new Section 2.19C:

         "2.19C `Stock Award Program' shall mean a written program established by the Committee, pursuant to which Stock Awards are awarded under the Plan under uniform terms, conditions, and restrictions set forth in such written program."

8. By deleting Section 3.2 in its entirety and by substituting therefor the following:

         "3.2 Grants. The Committee shall have full authority to grant Stock Options or Stock Awards, pursuant to the terms of this Plan. In particular, the Committee shall have the authority:

                  (a) to select the Eligible Employees, Consultants, and non-employee directors to whom Stock Options or Stock Awards may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Stock Options or Stock Awards are to be granted hereunder to one or more Eligible Employees, Consultants or non-employee directors;

                  (c) to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Stock Option or Stock Award granted to an Eligible Employee, Consultant or non-employee director;

                  (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Stock Option or Stock Award granted hereunder to an Eligible Employee, Consultant or non-employee director (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

                  (e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Subsection 6.3(d);


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                  (f) to determine whether, to what extent and under what
         circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees, Consultants or non-employee directors in order to exercise Options under the Plan; and

                  (g) to determine whether to require Eligible Employees, Consultants or non-employee directors, as a condition of the granting of any Option or Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option or Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award."

9. By deleting Section 3.3 of the Plan in its entirety and by substituting therefor the following:

         "3.3 Guidelines. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, include the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Option or Award granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3b (if any) and the applicable provisions of Section 162(m) of the Code (if any). The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. If and solely to the extent applicable, this Plan is intended to comply with Rule 16b-3 and, only for purposes of any Option granted hereunder, Section 162m of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith."

10. By amending Section 3.7(b) of the Plan by replacing the phrase "Stock Option" with the phrase "Stock Option or Stock Award" and by replacing the phrase "Stock Options" with the phrase "Stock Options or Stock Awards."

11. By deleting the first full sentence in Section 4.1(a) of the Plan and by substituting therefor the following:

         "The aggregate number of shares of Common Stock which may be issued under this Plan with respect to which Stock Options and Stock Awards may be granted shall not exceed 6,500,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized or unissued Common Stock or Common Stock held in or acquired for the treasury of the Company."

12. By deleting the first full sentence in Section 4.1(b) of the Plan and by substituting therefor the following:

         "The maximum number of shares of Common Stock subject to any Option which may be granted under this Plan to each Participant shall not exceed 500,000 shares (subject to any increase or decrease pursuant to Section 4.2) during each fiscal year of the Company."


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13.      By amending Section 4.2(a) by replacing the phrase "Options" with the phrase "Options or Awards."

14. By amending Article V of the Plan by replacing the phrase "Stock Options" with the phrase "Stock Options or Stock Awards."

15.      By adding the following new Article VIA:

                                  "ARTICLE VIA

                                  STOCK AWARDS

         6A.1   Terms and Conditions.

                  (a) The number of shares of Common Stock as to which a Stock Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 4.1 as to the total number of shares available for grants under the Plan. The Committee may require a payment from the Participant in an amount less than, equal to or greater than the aggregate Fair Market Value of the shares of Common Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of payment.

                  (b) Each Stock Award will be evidenced by a Stock Award Agreement or Stock Award Program in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including, without limitation, performance goals that must be achieved as a condition to vesting and other restrictions as the Committee may determine to be appropriate. Each Stock Award Agreement or Stock Award Program is subject to the terms of the Plan and any provisions contained in the Stock Award Agreement or Stock Award Program that are inconsistent with the Plan are null and void. The certificate representing shares of Common Stock subject to a Stock Award will bear evidence of any restrictions or conditions established by the Committee.

                  (c) The date a Stock Award is granted will be the date on which the Committee has approved the terms and conditions of the Stock Award and has determined the recipient of the Stock Award and the number of shares covered by the Stock Award, and has taken all such other actions necessary to complete the grant of the Stock Award.

                  (d) The terms of any Stock Award Agreement or Stock Award Program awarded to a Participant under the Plan may be modified with the consent of the Committee and the Participant.

                  (e) Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part of all of the shares awarded to a Participant.



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         6A.2 Termination of Employment. Any Award under this Plan to a
Participant who has experienced a Termination of Relationship or Termination of Directorship may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Award Agreement or the Stock Award Program, in the absence of such provision, as determined by the Committee."

16.      By adding the following new Article VIB:

                                  "ARTICLE VIB

                              RESTRICTIONS ON STOCK

         6B.1 Escrow of Shares. Any certificates representing the shares of Common Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Stock Award Agreement or Stock Award Program so provides, the shares of Common Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Award Agreement or Stock Award Program so providing for transfer of shares of Common Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Award Agreement or Stock Award Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Common Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Award Agreement or Stock Award Program. During the period that the Custodian holds the shares subject to this
Section 6B.1, the Participant is entitled to all rights, except as provided in the applicable Stock Award Agreement or Stock Award Program, applicable to shares of Stock not so held. Any dividends declares on shares of Common Stock held by the Custodian must provide in the applicable Stock Award Agreement or Stock Award Program, to be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Award Agreement or Stock Award Program and shall then be delivered, together with any proceeds, with the shares of Common Stock to the Participant or to the Company, as applicable.

         6B.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Common Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Award Agreement or Stock Award Program. Any disposition of the shares of Common Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Award Agreement or Stock Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Award Agreement or Stock Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Award Agreement or Stock Award Program."

17. By deleting Article VII in its entirety and by substituting therefore the following:

         "No Stock Option or Stock Award, to the extent such Stock Award is not vested, shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. No Stock Option or Stock Award, to the extent such Stock Award is not vested, shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Option or such Award shall be void, and



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     no such Option or such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option or such Award, nor shall it be subject to attachment or legal process for or against such person."

18.      By adding the following new Section 8.1(c):

         "(c) In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award, all Awards shall be and become fully vested."

19. By amending Section 9.1, Article XI, Article XII, and Article XIII by replacing the phrase "Option" with the phrase "Option or Award", by replacing the phrase "Options" with the phrase "Options or Awards, by replacing the phrase "Stock Options" with the phrase "Stock Options or Stock Awards", and by replacing the phrase "Alternative Option" with the phrase "Alternative Option or Alternative Award."

         IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed as of the day and year first above written.

                                                LEVEL 8 SYSTEMS, INC.


                                                By: /s/ John P. Broderick
                                                   ----------------------------


                                                Title: Corporate Secretary
                                                      -------------------------





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